UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2015

Change Healthcare Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34435	20-5799664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3055 Lebanon Pike, Suite 1000 Nashville, TN		37214
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 932-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective November 18, 2015, Change Healthcare Holdings, Inc. (f/k/a Emdeon Inc.) (the “Company”) entered into an amendment (“Amendment No. 1”) to the Stockholders’ Agreement, dated as of November 2, 2011 (the “Original Stockholders’ Agreement” and as amended, the “Stockholders’ Agreement”), by and among the Company, Change Healthcare, Inc. (f/k/a Beagle Parent Corp.), an indirect parent of the Company (“Parent”), certain investment funds and vehicles affiliated with The Blackstone Group L.P. (“Blackstone”) and Hellman & Friedman LLC (“Hellman & Friedman”) and the other parties thereto, in order to (i) provide that at Blackstone’s election, the size of the Board of Directors (the “Board”) of the Company may be increased from seven to eight directors to accommodate the election of an additional director to be selected by Blackstone in consultation with Hellman & Friedman; and (ii) provide that for so long as Blackstone has the right to designate a director to the Board pursuant to the Stockholders’ Agreement, a quorum for a meeting of the Board shall require the attendance of at least one Blackstone designee, in addition to the other quorum requirements set forth in the Original Stockholders’ Agreement.

The foregoing summary of Amendment No. 1 is not complete and is qualified in its entirety by reference to the full text of Amendment No. 1, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2015, the Board increased the number of directors constituting the full Board from seven to eight. Also on November 18, 2015, the Board appointed Phillip W. Roe, effective immediately, to fill the vacancy created by the increase in the size of the Board. Mr. Roe will serve on the audit committee of the Board.

In accordance with the terms of the Stockholders’ Agreement, Mr. Roe has been designated to the Board by Blackstone in consultation with Hellman & Friedman.

In consideration of his Board and committee service, Mr. Roe is entitled to receive (i) $120,000 as an annual retainer prorated with respect to 2015 based on his only serving on the Board for a portion of the year and (ii) options to purchase 500 shares of common stock of Parent under Parent’s equity incentive plan. The options will vest in equal annual installments over a four-year period on each anniversary of the grant date, subject to the recipient’s continued membership on Parent’s board of directors and the Board as of the applicable vesting date, and are subject to accelerated vesting in connection with specified changes of control involving Parent or the Company. In accordance with the Company’s customary practice, the Company also entered into an indemnification agreement with Mr. Roe, which requires the Company to indemnify him, to the fullest extent permitted by law, against certain liabilities that may arise in connection with his status or service as a director. The indemnification agreement also provides for an advancement of expenses incurred by Mr. Roe in connection with any proceeding as to which he could be indemnified, in connection with his status as a director.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Amendment No. 1 to the Stockholders’ Agreement and H&F Consent, dated as of November 18, 2015 by and among Change Healthcare Holdings, Inc., Change Healthcare, Inc. and certain investment funds and vehicles affiliated with The Blackstone Group L.P. and Hellman & Friedman LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANGE HEALTHCARE HOLDINGS, INC.

Date: November 20, 2015	By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Amendment No. 1 to the Stockholders’ Agreement and H&F Consent, dated as of November 18, 2015 by and among Change Healthcare Holdings, Inc., Change Healthcare, Inc. and certain investment funds and vehicles affiliated with The Blackstone Group L.P. and Hellman & Friedman LLC.